news release

NYSE: TC
TSX: TCM
February 20, 2014

THOMPSON CREEK METALS COMPANY ACHIEVES COMMERCIAL PRODUCTION AT
MT. MILLIGAN AND REPORTS FOURTH QUARTER AND FULL YEAR 2013 FINANCIAL RESULTS

Denver, CO – Thompson Creek Metals Company Inc. (the “Company” or “Thompson Creek”), a diversified North American mining company, announced today that its Mt. Milligan copper and gold mine achieved commercial production on February 18, 2014, which the Company defines as operation of the mill for a period of 30 days at 60% or more of design capacity mill throughput, equivalent to 36,000 tonnes per day.

“Achieving commercial production is a significant milestone for the Company,” said Jacques Perron, Chief Executive Officer of Thompson Creek. “We are seeing steady improvements on a daily basis and remain focused on optimizing operating performance at the mine and mill to achieve full design capacity,” added Mr. Perron.

The Company also announced financial results for the three months and year ended December 31, 2013, prepared in accordance with United States generally accepted accounting principles (“US GAAP”). All dollar amounts are in United States (“US”) dollars unless otherwise indicated.

2013 Highlights:

•
Consolidated revenues for 2013 were $434.4 million compared to $401.4 million in 2012. Copper and gold sales contributed $14.3 million of additional revenue in 2013. Molybdenum sales volumes were 36.5 million pounds in 2013 compared to 28.7 million pounds in 2012. Our average realized sales price for molybdenum in 2013 was $10.97 per pound compared to $13.48 per pound in 2012.

•
Consolidated operating loss for 2013 was $175.3 million compared to an operating loss of $607.7 million for 2012. Consolidated operating loss for 2013 was impacted by a pre-tax write down of the fixed assets and materials and supplies inventory at the Thompson Creek Mine ("TC Mine") and Endako Mine of $194.9 million and lower-of-cost-or-market product inventory write downs of $51.0 million. Consolidated operating loss for 2012 was impacted by a fixed asset pre-tax write down at Endako Mine of $530.5 million and lower-of-cost-or-market product inventory write downs of $73.8 million.

•
Net loss for 2013 was $215.0 million, or $1.26 per share compared to a net loss for 2012 of $546.3 million, or $3.24 per share. The net loss for 2013 and 2012 included non-cash foreign exchange losses and gains, respectively of $70.8 million and $12.2 million, primarily on intercompany notes.

•	Cash generated by operating activities was $44.8 million in 2013 compared to cash used in operating activities of $28.2 million in 2012.

•
Non-GAAP adjusted net loss for 2013 was $5.0 million, or $0.03 per diluted share compared to a non-GAAP adjusted net loss for 2012 of $44.8 million, or $0.27 per share. Non-GAAP adjusted net income (loss) excludes the non-cash impact of fixed asset and materials and supplies inventory impairment losses, the 2012 goodwill impairment and foreign exchange losses and gains.

•
Mt. Milligan began the commissioning and start-up phase in the third quarter of 2013. In November 2013, we made our first shipment and sale of concentrate, and in January 2014 we made our second shipment and recorded the sale in February.

•	Payable production at Mt. Milligan during 2013 was 10.4 million pounds of copper and 20,374 ounces of gold.

•	Non-GAAP unit cash cost for 2013 was, on a by-product basis, $7.76 per pound, and, on a co-product basis, $5.36 per pound of copper and $1,456 per ounce of gold.

•	Molybdenum production for 2013 was 29.9 million pounds compared to 22.4 million pounds in 2012.

•	Non-GAAP average molybdenum cash cost per pound produced for 2013 was $6.49 per pound compared to $10.09 per pound in 2012.

•
Capital expenditures in 2013 were $428.9 million, comprised of $419.1 million for Mt. Milligan Mine and $9.8 million of other capital costs for Endako Mine, TC Mine, the Langeloth Facility and corporate combined, compared to $771.5 million in 2012.

•
Total cash and cash equivalents at December 31, 2013 were $233.9 million, compared to $526.8 million at December 31, 2012. Total debt at December 31, 2013 was $1,012.8 million, including capital lease obligations, compared to $1,010.5 million at December 31, 2012.

Jacques Perron, Chief Executive Officer of Thompson Creek, said, "Our most significant achievement in 2013 was the commissioning and start-up of Mt. Milligan Mine. After almost three years of construction, we are proud to have transitioned Mt. Milligan from a development project to a revenue-generating copper and gold operation resulting in payable production for 2013 of 10.4 million pounds of copper and 20,374 ounces of gold. The ramp-up at Mt. Milligan continues to progress with mine pit grades as expected, metal recoveries in the mill above expectations and mill throughput steadily improving. As expected, our financial results were negatively impacted in the fourth quarter of 2013 as a result of Mt. Milligan revenue and costs being reflected in operating income rather than in start-up costs, as required by US GAAP. Additionally, as a result of declining molybdenum prices, we had non-cash asset impairments at both of our molybdenum mines, which significantly impacted our non-cash operating results. We are pleased with our operational achievements at our molybdenum mines as production and costs continued to improve. Molybdenum production for 2013 was 29.9 million pounds, compared to 22.4 million pounds in 2012, and non-GAAP average molybdenum cash cost per pound produced for 2013 was $6.49 per pound, compared to $10.09 per pound in 2012. As we look forward, we will continue to focus on the ramp-up at Mt. Milligan to full design capacity and look to strengthen the Company's longer-term financial profile."

Given declines in molybdenum prices and projected operating costs at TC Mine for 2015 and thereafter, in October 2012, the Company suspended waste stripping activity associated with Phase 8. Since that time, the molybdenum market has continued to weaken and, as a result, management has made the decision to put TC Mine on care and maintenance when the mining and processing of Phase 7 ore is completed, which is expected to be in the fourth quarter of 2014. Management intends to preserve the assets at TC Mine while it is on care and maintenance to enable the Company to re-commence operations when molybdenum market conditions improve. Management will continue to evaluate potential economically viable options for Phase 8.

The decision to place TC Mine on care and maintenance was a triggering event to evaluate for potential long-lived asset impairment. As a result of such evaluation, during the fourth quarter of 2013 the Company recognized a pre-tax, non-cash write down of TC Mine property, plant, equipment assets and materials and supplies inventories of $129.4 million, representing a write down to the assets' estimated fair value as of December 31, 2013.
During the fourth quarter of 2013, the Company revised the proven and probable reserves for both of its molybdenum mines using a $10.00 per pound molybdenum oxide price, which resulted in a significant reduction in reserves at Endako Mine. This revision was a triggering event to evaluate for potential long-lived asset impairment. Such evaluation led the Company to recognize in 2013 an additional pre-tax, non-cash property, plant and equipment and materials and supplies inventory write down of $64.7 million, which represents the Company's 75% share of Endako Mine assets' estimated fair value as of December 31, 2013.
Selected Consolidated Financial and Operational Information
(US$ in millions, except per share, per pound and per ounce amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012	2011
	(unaudited)
Financial Information
Revenues
Copper sales	$8.7	$—	$8.7	$—	$—
Gold sales	5.6	—	5.6	—	—
Molybdenum sales	97.7	95.0	$400.8	386.8	651.9
Tolling, calcining and other	5.1	4.4	19.3	14.6	17.2
Total revenues	117.1	99.4	434.4	401.4	669.1
Costs and expenses
Cost of sales
Operating expenses	112.5	83.7	318.9	374.5	392.8
Depreciation, depletion and amortization	16.5	15.9	61.2	64.0	74.7
Total cost of sales	129.0	99.6	380.1	438.5	467.5
Total costs and expenses	331.2	640.1	609.7	1,009.1	519.8
Operating income (loss)	(214.1)	(540.7)	(175.3)	(607.7)	149.3
Other (income) expense	62.8	15.9	103.1	49.7	(154.0)
Income (loss) before income and mining taxes	(276.9)	(556.6)	(278.4)	(657.4)	303.3
Income and mining tax (benefit) expense	(66.4)	(72.2)	(63.4)	(111.1)	11.2
Net income (loss)	$(210.5)	$(484.4)	$(215.0)	$(546.3)	$292.1
Net income (loss) per share
Basic	$(1.24)	$—	$(1.26)	$(3.24)	$1.75
Diluted	$(1.24)	$—	$(1.26)	$(3.24)	$1.73
Cash generated by (used in) operating activities	$(35.2)	$(14.2)	$44.8	$(28.2)	$202.7
Adjusted Non-GAAP Measures: (1)
Adjusted net income (loss) (1)	$(28.5)	$(11.9)	$(5.0)	$(44.8)	$134.3
Adjusted net income (loss) per share—basic (1)	$(0.17)	$(0.07)	$(0.03)	$(0.27)	$0.80
Adjusted net income (loss) per share—diluted (1)	$(0.17)	$(0.07)	$(0.03)	$(0.27)	$0.80

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012	2011
	(unaudited)
Operational Statistics
Copper
Payable production (000's lb)	9,348	—	10,352	—	—
Cash cost ($/payable lb produced) - By-Product (1)	$7.34	—	$7.76	—	—
Cash cost ($/payable lb produced) - Co-Product (1)	$5.11	—	$5.36	—	—
Payable production sold (000's lb)	2,801	—	2,801	—	—
Average realized sales price ($/lb) (1)	$3.29	—	$3.29	—	—
Gold
Payable production (oz)	18,446	—	20,374	—	—
Cash cost ($/payable oz produced) - Co-Product (1)	$1,388	—	$1,456	—	—
Payable production sold (oz)	5,541	—	5,541	—	—
Average realized sales price ($/oz) (1)	$1,006	—	$1,006	—	—
Molybdenum
Mined production (000's lb) (2)	7,194	7,747	29,945	22,429	28,345
Cash cost ($/lb produced) (1)	$6.91	$6.58	$6.49	$10.09	$7.94
Molybdenum sold (000's lb):
TC Mine and Endako Mine product	9,202	5,490	31,467	18,147	31,806
Purchased and processed product	468	2,578	5,054	10,542	8,245
	9,670	8,068	36,521	28,689	40,051
Average realized sales price ($/lb) (1)	$10.11	$11.77	$10.97	$13.48	$16.28

_______________________________________________________________________________

(1)	See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(2)
Mined production pounds reflected are molybdenum oxide and high performance molybdenum disulfide ("HPM") from our share of production from the mines (excludes molybdenum processed from purchased product).

2014 Guidance
The key operating measures that management focuses on in operating our business are safety performance, production, cash cost per pound produced and capital expenditures. We continually review our operating strategy as commodity market conditions change.
The following table presents our guidance for the full year 2014.

Year Ended December 31, 2014 (Estimated)
Mt. Milligan Copper and Gold (1)
Concentrate production (000's wet tonnes)	135 - 150
Copper payable production (000's lb)	65,000 - 75,000
Gold payable production (000's oz)	165 - 175
Unit cash cost - By-product ($/payable lb copper produced): (2), (3)	1.55 - 1.70
Molybdenum
Production (000's lb): (4)
TC Mine	14,000 - 16,000
Endako Mine (75% share)	10,000 - 12,000
Total molybdenum production (000's lb)	24,000 - 28,000
Cash cost ($/lb produced): (2), (3)
TC Mine	4.75 - 5.75
Endako Mine	9.00 - 10.50
Total molybdenum cash cost ($/lb produced)	6.50 - 7.75
Capital expenditures ($ in millions): (3)
Mt. Milligan permanent operations residence	20 ± 10%
Mt. Milligan operations	30 ± 10%
TC Mine, Endako Mine, Langeloth & other	10 ± 10%
Total capital expenditures	60 ± 10%
_______________________________________________________________________________

(1)
For the Mt. Milligan guidance, start-up activities have continued into the first quarter of 2014. However, the guidance assumes that 100% of design capacity mill throughput and designed copper and gold recoveries are not achieved until 2015.

(2)
Copper by-product unit cash cost is calculated using payable production, with an assumed gold price of approximately $850 per ounce, adjusted for the gold price of $435 per ounce pursuant to the Gold Stream Arrangement. See “Non-GAAP Financial Measures” for the definition and reconciliation of these non-GAAP measures.

(3)
Excludes approximately $21 million of accruals related to Mt. Milligan Mine capital expenditures as of December 31, 2013 that will be paid in 2014. Estimates for cash costs and cash capital expenditures assume a foreign exchange rate of US$1.00 = C$1.00.

(4)
Molybdenum production pounds represented are molybdenum oxide and high performance molybdenum disulfide (“HPM”) from our share of production from the mines but exclude molybdenum processed from purchased product.

Non-GAAP Financial Measures
In addition to the consolidated financial statements presented in accordance with US GAAP, we use certain non-GAAP financial measures of our financial performance for the reasons described further below. These measures do not have standard meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. The presentation of these measures is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with US GAAP. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the results of operations as determined in accordance with US GAAP.

Adjusted Net Income (Loss), Adjusted Net Income (Loss) Per Share — Basic and Diluted

Management of the Company uses adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of these measures allows investors and analysts to compare results of the continuing operations of the Company to similar operating results of other mining companies, by excluding items that are considered non-core to our business.
Adjusted net income (loss) represents the income (loss) prepared in accordance with US GAAP, adjusted for significant non- cash items.
For the 2013 periods, the significant non-cash items were the asset impairments and related materials and supplies inventory impairments and the non-cash losses related to the impact of foreign exchange due primarily to intercompany notes, and related tax effects. For the 2012 periods, the significant non-cash items were the non-cash losses related to the impairment of assets at Endako Mine and related income tax effects, goodwill impairment, non-cash gains related to the impact of foreign exchange due primarily to intercompany notes and the non-cash gains and losses on the fair value adjustment related to the common stock purchase warrants that were outstanding until June 30, 2012. For the 2011 period, the significant non-cash items were the non-cash losses related to the impact of foreign exchange due primarily to intercompany notes and the non-cash gains and losses on the fair value adjustment related to the then outstanding common stock purchase warrants.
Adjusted net income (loss) per share (basic and diluted) is calculated using adjusted net income (loss), as defined above, divided by the weighted-average basic and weighted-average diluted shares outstanding during the period as determined in accordance with US GAAP. If the adjustments to a net (loss) on US GAAP basis result in non-GAAP adjusted net income, we calculate weighted-average diluted shares outstanding in accordance with US GAAP and use that to calculate adjusted net income per share—diluted. If the adjustments to a net income on a US GAAP basis result in a non-GAAP adjusted net (loss), we utilized weighted-average basic shares outstanding to calculate adjusted net income per share—diluted, in accordance with US GAAP,
The following tables reconcile net income (loss) presented in accordance with US GAAP to the non-GAAP financial measures of adjusted net income (loss) and adjusted net income (loss) per share—basic and diluted, for the years ended December 31, 2013, 2012 and 2011 and for the three months ended December 31, 2013 and 2012. All figures within the tables are unaudited and are presented in US$ in millions, except shares and per share amounts.

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012	2011
Net income (loss)	$(210.5)	$(484.4)	$(215.0)	$(546.3)	$292.1
Add (Deduct):
Asset impairments	194.9	530.5	194.9	530.5	—
Tax benefit of asset impairments (1)	(47.4)	(183.3)	(47.7)	(183.3)	—
Tax valuation allowance (1)	1.5	119.2	1.5	119.2	—
(Gain) loss on foreign exchange (2)	40.8	7.8	71.3	(12.2)	13.1
Tax expense (benefit) on foreign exchange (gain) loss	(7.8)	(1.7)	(10.0)	2.1	(1.7)
Unrealized (gain) loss on common stock purchase warrants	—	—	—	(1.8)	(169.2)
Goodwill impairment	—	—	—	47.0	—
Non-GAAP adjusted net income (loss)	$(28.5)	$(11.9)	$(5.0)	$(44.8)	$134.3

Net income (loss) per share
Basic	$(1.24)	$(2.87)	$(1.26)	$(3.24)	$1.75
Diluted	$(1.24)	$(2.87)	$(1.26)	$(3.24)	$1.73
Adjusted net income (loss) per share
Basic	$(0.17)	$(0.07)	$(0.03)	$(0.27)	$0.80
Diluted	$(0.17)	$(0.07)	$(0.03)	$(0.27)	$0.80
Weighted-average shares
Basic	171.5	168.7	171.1	168.4	167.2
Diluted	217.1	216.2	216.8	216.2	168.6
_______________________________________________________________________________

(1)
The asset impairment for Endako Mine in 2013 did not have a net tax impact due to offsetting valuation allowance movement; therefore, the non-GAAP adjusted net income (loss) presentation excludes this tax effect on both lines.

(2)
For 2013, included $0.5 million of foreign exchange losses in deferred tax expense. For the three months ended December 31, 2013, included foreign exchange losses in deferred tax expense of $0.1 million.

Copper-Gold Operations - Unit Cash Cost and Average Realized Price per Payable Pound or Payable Ounce Sold
Unit cash cost on a by-product and co-product basis are considered key measures in evaluating our operating performance in our Copper-Gold operations. Unit cash cost on a by-product and co-product basis are not measures of financial performance, do not have standardized meaning prescribed by US GAAP and may not be comparable to similar measures presented by other companies. We use these measures to evaluate the operating performance at our Mt. Milligan Mine, as well as on a consolidated basis, as measures of profitability and efficiency. We believe that these non-GAAP measures provide useful supplemental information to investors in order that they may evaluate our performance using the same measures as those used by management and, as a result, the investor is afforded greater transparency in assessing our financial performance.
Unit cash cost on a by-product and co-product basis represent the mining (including all stripping costs), milling, on-site general and administration, truck and rail transportation, refining and treatment, ocean freight and insurance and warehousing. In accordance with the cash cost standard endorsed by the World Gold Council and, previously, the Gold Institute, sales of by-product metals are deducted when computing cash costs on a by-product basis. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed under US GAAP as incurred.
Unit cash cost on a by-product and co-product basis exclude the effects of changes in inventory; non-cash corporate allocations; other non-cash employee benefits, such as stock-based compensation; depreciation, depletion, amortization and accretion.

On a co-product basis, cash costs are allocated between copper and gold based on production. Copper production is stated in thousands of pounds and gold has been converted to thousands of copper equivalent (Cu eq.) pounds. Copper equivalent pounds are determined by using the gold production for the periods presented, as well as the trailing one-year average prices for copper and gold. The price used for gold are a weighted average of the one-year average of the Metals Bulletin Daily published prices for daily average London price per ounce and the fixed price established under the Gold Stream Arrangement ($435 per oz). The price for copper is the one-year average of the Metals Bulletin Daily published price for LME settlement per tonne.
The following tables provide a reconciliation of cash costs and unit cash cost and operating expenses for Copper-Gold operations included in our Consolidated Statements of Operations and Comprehensive Income (Loss) in the determination of net income (loss). All figures within the tables are unaudited.
By-Product

(US$ in millions, except pounds and per pound amounts)	Three Months Ended December 31, 2013	Year Ended December 31, 2013
Copper payable production (000's lbs)	9,348	10,352
Direct mining costs (1)	$72.1	$83.9
Refining and treatment costs	0.5	0.5
Transportation, warehousing and insurance costs	0.8	0.8
By-product credits (2)	(4.8)	(4.8)
Non-GAAP cash cost	$68.6	$80.4
Non-GAAP unit cash cost	$7.34	$7.76
_______________________________________________________________________________

(1)	Mining (including all stripping costs), milling and on-site general and administration costs.

(2)
By-product credits for gold product revenues, net of refining and treatment charges, have been included as a reduction of cash costs. The amortization of deferred revenue from the Gold Stream Arrangement has been excluded from the calculation of by-product credits. By-product credits included in our presentation of Cash Cost on a By-Product basis include:

(US$ in millions, except per pound amounts)	Three Months Ended December 31, 2013	Year Ended December 31, 2013
Total
Gold	$(4.6)	$(4.6)
Silver	(0.2)	(0.2)
Total by-product credits	$(4.8)	$(4.8)

Per payable pound produced
Gold	(0.50)	(0.45)
Silver	(0.02)	(0.02)
Total by-product credits	$(0.52)	$(0.47)

Reconciliation to Amounts Reported (US$ in millions)	Three Months Ended December 31, 2013	Year Ended December 31, 2013
Non-GAAP cash cost	$68.6	$80.4
By-product credits	4.6	4.6
Refining and treatment costs	(0.5)	(0.5)
Transportation, warehousing and insurance costs	(0.8)	(0.8)
Inventory adjustments	(21.4)	(33.3)
Corporate allocations and other	(6.9)	(6.9)
Other non-cash employee benefits	—	0.1
Copper-Gold segment US GAAP operating expenses	$43.6	$43.6
Co- Product

(US$ in millions, except pounds, per pound and per ounce amounts)	Three Months Ended December 31, 2013
	Copper	Gold	Total
Payable production (1)	9,348	5,006	14,354
Direct mining costs (2)	$46.9	$25.2	$72.1
Refining and treatment costs	0.3	0.2	0.5
Transportation, warehousing and insurance costs	0.6	0.2	0.8
Non-GAAP cash cost	$47.8	$25.6	$73.4
Non-GAAP unit cash cost	$5.11	$1,388
______________________________________________________________________________

(1)
Copper production is stated in thousands of payable pounds. Gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the period(s) presented, a gold price of $901 per ounce and a copper price of $3.32 per pound.

(2) Mining (including all stripping costs), milling and on-site general and administration costs.

(US$ in millions, except pounds, per pound and per ounce amounts)	Year Ended December 31, 2013
	Copper	Gold	Total
Payable production (1)	10,352	5,529	15,881
Direct mining costs (2)	$54.6	$29.3	$83.9
Refining and treatment costs	0.3	0.2	0.5
Transportation, warehousing and insurance costs	0.6	0.2	0.8
Non-GAAP cash cost	$55.5	$29.7	$85.2
Non-GAAP unit cash cost	$5.36	$1,456
_______________________________________________________________________________

(1)
Copper production is stated in thousands of payable pounds. Gold has been converted from payable ounces to thousands of copper equivalent pounds by using the gold production for the period(s) presented, a gold price of $901 per ounce and a copper price of $3.32 per pound.

(2)	Mining (including all stripping costs), milling and on-site general and administration costs.

Reconciliation to Amounts Reported (US$ in millions)	Three Months Ended December 31, 2013	Year Ended December 31, 2013
Non-GAAP cash cost	$73.4	$85.2
Refining and treatment costs	(0.5)	(0.5)
Transportation, warehousing and insurance costs	(0.8)	(0.8)
By-product credits	(0.2)	(0.2)
Inventory adjustments	(21.4)	(33.3)
Corporate allocations and other	(6.9)	(6.9)
Other non-cash employee benefits	—	0.1
Copper-Gold segment US GAAP operating expenses	$43.6	$43.6
Average realized sales price
The average realized sales price per payable pound or payable ounce sold represents copper or gold sales revenue, plus the refining and treatment charges, divided by the pounds or ounces sold, respectively.
The following tables provide a calculation of average realized sales price per payable pound or payable ounce. All figures within the tables are unaudited.

(US$ in millions, except pounds and per pound amounts)	Three Months Ended December 31, 2013	Year Ended December 31, 2013
Payable pounds of copper sold (000's lb)	2,801	2,801
Copper sales	$8.7	$8.7
Refining and treatment charges	0.5	0.5
Total	$9.2	$9.2
Average realized sales price per payable pound sold	$3.29	$3.29

(US$ in millions, except ounces and per ounce amounts)	Three Months Ended December 31, 2013	Year Ended December 31, 2013
Payable ounces of gold sold	5,541	5,541
Gold sales	$5.6	$5.6
Refining and treatment charges	—	—
Total	5.6	5.6
Average realized sales price per payable ounce sold	$1,006	$1,006
Molybdenum Operations - Cash Cost per Pound Produced, Weighted-Average Cash Cost per Pound Produced and Average Realized Sales Price per Pound Sold
Cash cost per pound produced, weighted-average cash cost per pound produced and average realized sales price per pound sold are considered key measures in evaluating our operating performance in our molybdenum operations. Cash cost per pound produced, weighted-average cash cost per pound produced and average realized sales price per pound sold are not measures of financial performance, do not have standardized meanings prescribed by US GAAP and may not be comparable to similar measures presented by other companies. We use these measures to evaluate the operating performance at each of our mines, as well as on a consolidated basis, as measures of profitability and efficiency. We believe that these non-GAAP measures provide useful supplemental information to investors in order that they may evaluate our performance using the same measures as those used by management and, as a result, the investor is afforded greater transparency in assessing our financial performance.
Cash cost per pound produced represents the mining (including all stripping costs), milling, mine site administration, roasting and packaging costs for molybdenum oxide and HPM produced at each mine in the period. Stripping costs represent the costs associated with the activity of removing overburden and other mine waste materials in the production phase of a mining operation. Stripping costs that provide access to mineral reserves that will be produced in future periods are expensed under US GAAP as incurred.

Cash cost per pound produced excludes the effects of purchase price adjustments; the effects of changes in inventory; corporate allocations; stock-based compensation; other non-cash employee benefits; and depreciation, depletion, amortization and accretion. Cash cost for TC Mine, which only produces molybdenum sulfide and HPM on site, includes an estimated molybdenum loss (sulfide to oxide), an allocation of roasting and packaging costs from the Langeloth Facility and transportation costs from TC Mine to the Langeloth Facility. The cash cost for Endako Mine in 2013 includes an allocation of roasting and packaging costs from the Langeloth Facility and transportation costs from Endako Mine to the Langeloth Facility. The weighted-average cash cost per pound produced represents the cumulative total of the cash costs for TC Mine and Endako Mine divided by the cumulative total production from TC Mine and Endako Mine.
The average realized sales price per pound sold represents molybdenum sales revenue divided by the pounds sold.
The following table provides a reconciliation of cash costs and cash cost per pound produced, by mine, and operating expenses included in our Consolidated Statements of Operations and Comprehensive Income (Loss) in the determination of net income (loss). All figures within the tables are unaudited and are presented in US$ in millions, except pounds and per pound amounts.

	Three Months Ended December 31,
	2013			2012
	Operating Expenses	Pounds Produced (1)	$/lb	Operating Expenses	Pounds Produced (1)	$/lb
	(in millions)	(000's lbs)		(in millions)	(000's lbs)
TC Mine
Cash cost - Non-GAAP	$22.6	4,826	$4.69	$27.4	5,970	$4.59
Add/(Deduct):
Stock-based compensation	0.2			0.2
Inventory and other adjustments	13.1			1.9
US GAAP operating expenses	$35.9			$29.5
Endako Mine
Cash cost - Non-GAAP	$27.1	2,368	$11.44	$23.6	1,777	$13.26
Add/(Deduct):
Stock-based compensation	0.1			0.2
Inventory and other adjustments	(2.8)			0.5
US GAAP operating expenses	$24.4			$24.3
Other operations US GAAP operating expenses (2)	$8.6			$30.1
Molybdenum segments US GAAP operating expenses	$68.9			$83.9
Weighted-average cash cost—Non-GAAP	$49.7	7,194	$6.91	$51.0	7,747	$6.58
_______________________________________________________________________________

(1)	Mined production pounds are molybdenum oxide and HPM from our share of the production from the mines, but excludes molybdenum processed from purchased product.

(2)
Other operations represent activities related to the roasting and processing of third-party concentrate and other metals at the Langeloth Facility and exclude product volumes and costs related to the roasting and processing of TC Mine and Endako Mine concentrate. The Langeloth Facility costs associated with roasting and processing of TC Mine and Endako Mine concentrate are included in their respective operating results above.

	Year Ended December 31, 2013			Year Ended December 31, 2012
	Operating Expenses	Pounds Produced (1)	$/lb	Operating Expenses	Pounds Produced (1)	$/lb
	(in millions)	(000's lbs)		(in millions)	(000's lbs)
TC Mine
Cash cost - Non-GAAP	$95.5	20,889	$4.57	$130.9	16,238	$8.06
Add/(Deduct):
Stock-based compensation	0.9			0.7
Inventory and other adjustments	29.7			(1.9)
US GAAP operating expenses	$126.1			$129.7
Endako Mine
Cash cost - Non-GAAP	$99.0	9,056	$10.93	$95.5	6,191	$15.42
Add/(Deduct):
Stock-based compensation	0.4			0.6
Inventory and other adjustments	(18.2)			10.8
US GAAP operating expenses	$81.2			$106.9
Other operations US GAAP operating expenses (2)	$68.0			$143.4
Molybdenum segments US GAAP operating expenses	$275.3			$380.0
Weighted-average cash cost—Non-GAAP	$194.3	29,945	$6.49	$226.3	22,429	$10.09
_______________________________________________________________________________

(1)	Mined production pounds are molybdenum oxide and HPM from our share of the production from the mines, but excludes molybdenum processed from purchased product.

(2)
Other operations represent activities related to the roasting and processing of third-party concentrate and other metals at the Langeloth Facility and exclude product volumes and costs related to the roasting and processing of TC Mine and Endako Mine concentrate. The Langeloth Facility costs associated with roasting and processing of TC Mine and Endako Mine concentrate are included in their respective operating results above.

Additional information on the Company’s financial position is available in Thompson Creek’s Annual Report on Form 10-K for the period ended December 31, 2013, which was filed today on EDGAR (www.sec.gov) and SEDAR (www.sedar.com) and posted on the Company’s website (www.thompsoncreekmetals.com).

Conference Call and Webcast

Thompson Creek will hold a conference call for analysts and investors to discuss its 2013 financial results on Friday, February 21, 2014 at 11:00 am Eastern Time.

To participate in the call, please dial 1 (888) 437-9315. A live audio webcast of the conference call will be available at http://www.visualwebcaster.com/event.asp?id=97819 and www.thompsoncreekmetals.com.

An archived recording of the conference call will be available at 1 (888) 203-1112 (access code 7375779 from 1:30 p.m. ET on February 21, 2014 to 11:59 p.m. ET on March 1, 2014. An archived recording of the webcast will also be available at Thompson Creek’s website.

About Thompson Creek Metals Company Inc.
Thompson Creek Metals Company Inc. is a diversified North American mining company. The Company’s principal operating properties are its 100%-owned Mt. Milligan Mine, an open-pit copper and gold mine and concentrator in British Columbia, its 100%-owned TC Mine, an open-pit molybdenum mine and concentrator in Idaho, its 75% joint venture interest in the Endako Mine, an open-pit molybdenum mine, concentrator and roaster in British Columbia, and the Langeloth Metallurgical Facility in Pennsylvania. The Company’s development projects include the Berg property, a copper, molybdenum, and silver exploration property located in British Columbia and the Maze Lake property, a gold exploration project located in the Kivalliq District of Nunavut, Canada. The Company’s principal executive office is located in Denver, Colorado. More information is available at www.thompsoncreekmetals.com.

Cautionary Note Regarding Forward-Looking Statements
This news release contains ''forward-looking statements'' within the meaning of the United States Private Securities Litigation Reform Act of 1995 , Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities legislation. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "future," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Our forward-looking statements may include, without limitations, statements with respect to: future financial or operating performance of the Company or its subsidiaries and its projects; the availability of, and terms and costs related to, future borrowing, debt repayment and financing; future inventory, production, sales, cash costs, capital expenditures and exploration expenditures; expected concentrate and recovery grades; estimates of mineral reserves and resources, including estimated life-of-mine and annual production; projected timing to ramp-up to design capacity at Mt. Milligan Mine; the potential development of our development properties and future exploration at our operations; future concentrate shipment dates and sizes; future operating plans and goals; and future copper, gold and molybdenum prices.

Where we express an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, our forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from future results expressed, projected or implied by those forward-looking statements. Important factors that could cause actual results and events to differ from those described in such forward-looking statements can be found in the section entitled "Risk Factors" in Thompson Creek's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed on EDGAR at www.sec.gov and on SEDAR at www.sedar.com. Although we have attempted to identify those material factors that could cause actual results or events to differ from those described in such forward-looking statements, there may be other factors, currently unknown to us or deemed immaterial at the present time, that could cause results or events to differ from those anticipated, estimated or intended. Many of these factors are beyond our ability to control or predict. Given these uncertainties, the reader is cautioned not to place undue reliance on our forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

Pamela Solly Director, Investor Relations Thompson Creek Metals Company Inc. Tel: (303) 762-3526 psolly@tcrk.com	Barbara Komorowski Renmark Financial Communications Inc. Tel: (514) 939-3989 bkomorowski@renmarkfinancial.com

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED BALANCE SHEETS
(US dollars in millions, except share amounts)

	December 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$233.9	$526.8
Accounts receivable	47.8	52.9
Accounts receivable-related parties	6.3	6.4
Product inventory	122.1	110.8
Materials and supplies inventory	65.8	48.4
Prepaid expenses and other current assets	13.2	5.8
Income and mining taxes receivable	4.4	16.0
Restricted cash	2.5	37.1
	496.0	804.2
Property, plant, equipment and development, net	2,538.0	2,538.9
Restricted cash	5.7	5.7
Reclamation deposits	7.4	30.1
Other assets	24.2	31.3
Deferred income tax assets	14.2	—
	$3,085.5	$3,410.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$104.9	$128.5
Income, mining and other taxes payable	0.7	0.6
Current portion of Gold Stream deferred revenue	21.3	—
Current portion of long-term debt	15.4	16.6
Current portion of long-term lease obligations	21.8	14.1
Deferred income tax liabilities	14.4	5.9
Other current liabilities	2.1	13.8
	180.6	179.5
Gold Stream deferred revenue	759.4	669.6
Long-term debt	906.9	921.8
Long-term lease obligations	68.7	58.0
Other liabilities	6.5	5.3
Asset retirement obligations	43.8	36.6
Deferred income tax liabilities	13.4	137.5
	1,979.3	2,008.3
Commitments and contingencies
Shareholders' equity
Common stock, no-par, 171,452,069 and 168,726,984 shares issued and outstanding as of December 31, 2013 and December 31, 2012, respectively	1,028.9	1,017.9
Additional paid-in capital	230.7	233.8
Retained earnings (deficit)	(122.7)	92.3
Accumulated other comprehensive income (loss)	(30.7)	57.9
	1,106.2	1,401.9
	$3,085.5	$3,410.2

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE INCOME (LOSS)
(US amounts in millions, except per share amounts)

	Years Ended December 31,
	2013	2012	2011
REVENUES
Copper sales	$8.7	$—	$—
Gold sales	5.6	—	—
Molybdenum sales	400.8	386.8	651.9
Tolling, calcining and other	19.3	14.6	17.2
Total revenues	434.4	401.4	669.1
COSTS AND EXPENSES
Cost of sales
Operating expenses	318.9	374.5	392.8
Depreciation, depletion and amortization	61.2	64.0	74.7
Total cost of sales	380.1	438.5	467.5
Selling and marketing	9.3	8.0	9.7
Accretion expense	2.4	2.3	1.9
Asset impairments	194.9	530.5	—
General and administrative	21.6	27.6	26.5
Exploration	1.4	2.2	14.2
Total costs and expenses	609.7	1,009.1	519.8
OPERATING INCOME (LOSS)	(175.3)	(607.7)	149.3
OTHER (INCOME) EXPENSE
Goodwill impairment	—	47.0	—
Start-up costs	10.3	5.5	—
Change in fair value of common stock purchase warrants	—	(1.8)	(169.2)
(Gain) loss on foreign exchange	70.8	(12.2)	13.1
Interest and finance fees	24.1	12.8	5.2
Interest income	(1.0)	(1.1)	(2.1)
Other	(1.1)	(0.5)	(1.0)
Total other (income) expense	103.1	49.7	(154.0)
Income (loss) before income and mining taxes	(278.4)	(657.4)	303.3
INCOME AND MINING TAX EXPENSE (BENEFIT)
Current income and mining tax expense (benefit)	13.9	(5.4)	30.9
Deferred income and mining tax expense (benefit)	(77.3)	(105.7)	(19.7)
Total income and mining tax expense (benefit)	(63.4)	(111.1)	11.2
NET INCOME (LOSS)	$(215.0)	$(546.3)	$292.1
COMPREHENSIVE INCOME (LOSS)
Post retirement benefit, net of tax	(0.2)	—	(0.1)
Foreign currency translation	(88.4)	33.9	(29.2)
Total other comprehensive income (loss)	(88.6)	33.9	(29.3)
Total comprehensive income (loss)	$(303.6)	$(512.4)	$262.8

NET INCOME (LOSS) PER SHARE
Basic	$(1.26)	$(3.24)	$1.75
Diluted	$(1.26)	$(3.24)	$1.73
Weighted-average number of common shares
Basic	171.1	168.4	167.2
Diluted	171.1	168.4	168.6

THOMPSON CREEK METALS COMPANY INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(US dollars in millions)

	Years Ended December 31,
	2013	2012	2011
OPERATING ACTIVITIES
Net income (loss)	$(215.0)	$(546.3)	$292.1
Items not affecting cash:
Asset impairments	194.9	530.5	—
Goodwill impairment	—	47.0	—
Change in fair value of common stock purchase warrants	—	(1.8)	(169.2)
Depreciation, depletion and amortization	61.2	64.0	74.7
Recognition of deferred revenue	(0.8)	—	—
Accretion expense	2.4	2.3	1.9
Amortization of finance fees	1.3	9.6	2.1
Stock-based compensation	5.4	6.3	7.8
Materials and supplies inventory write downs	2.4	0.2	2.0
Product inventory write downs	51.7	52.6	17.3
Deferred income tax benefit	(77.3)	(105.7)	(19.7)
Unrealized (gain) loss on derivative instruments	(0.2)	1.7	(1.6)
Unrealized foreign exchange (gain) loss	70.4	(13.3)	11.8
Change in working capital accounts	(51.6)	(75.3)	(16.5)
Cash generated by (used in) operating activities	44.8	(28.2)	202.7
INVESTING ACTIVITIES
Capital expenditures	(428.9)	(771.5)	(686.6)
Capitalized interest payments	(74.7)	(40.7)	(13.7)
Disposition of assets	0.2	—	—
Restricted cash	33.2	5.6	(16.0)
Reclamation refund	28.1	—	—
Reclamation deposit	(7.0)	(5.3)	(0.1)
Cash used in investing activities	(449.1)	(811.9)	(716.4)
FINANCING ACTIVITIES
Proceeds from the Gold Stream Arrangement	111.9	305.0	138.1
Proceeds from equipment financings	37.8	49.3	—
Repayments of equipment financings	(23.2)	(9.7)	—
Repayment of long-term debt	(16.6)	(10.9)	(5.4)
Proceeds (costs) from issuance of common shares, net	0.9	(0.3)	26.4
Proceeds from senior secured note issuance	—	346.8	—
Proceeds from senior unsecured note issuance	—	200.0	350.0
Debt issuance costs	—	(22.0)	(13.2)
Proceeds from tangible equity units	—	220.0	—
Issuance costs related to equity portion of tangible equity units	—	(6.4)	—
Cash generated by financing activities	110.8	1,071.8	495.9
EFFECT OF EXCHANGE RATE CHANGES ON CASH	0.6	0.6	(3.7)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(292.9)	232.3	(21.5)
Cash and cash equivalents, beginning of period	526.8	294.5	316.0
Cash and cash equivalents, end of period	$233.9	$526.8	$294.5